Exhibit 99.1
[Bimini Capital Management, Inc. Logo]

BIMINI CAPITAL MANAGEMENT REPORTS
FOURTH QUARTER 2007 RESULTS

•	Fourth Quarter Income from Continuing Operations of $0.93 Million

•	$0.92 Book Value Per Share at Year End

•	MBS Portfolio Remains 100% Invested in Agency MBS

•	Exit from Mortgage Origination Business
Continues to Drive Improvement in Quarterly Results

VERO BEACH, FL (March 13, 2008) — Bimini Capital Management, Inc. (BMNM.PK) (“Bimini Capital” or the “Company”), a real estate investment trust (“REIT”), today announced income from continuing operations of $0.93 million, or $0.04 per Class A Common Share, for the three month period ended December 31, 2007, compared with a loss from continuing operations of $3.2 million, or $(0.13) per Class A Common Share, for the three month period ended September 30, 2007.   On a consolidated basis, the Company today reported a net loss of $2.4 million, or $(0.09) per Class A Common Share, for the three month period ended December 31, 2007, compared with a net loss of $4.7 million, or $(0.19) per Class A Common Share, for the three month period ended September 30, 2007.  Included in the Company’s consolidated results were losses from discontinued operations, net of tax, of $3.3 million and $1.5 million for the three month periods ended December 31, 2007 and September 30, 2007, respectively.

Book Value Per Share
The Company’s Book Value Per Share at December 31, 2007, was $0.92.  Book Value Per Share is regularly used as a valuation metric by various equity analysts that follow the Company and may be deemed a non-GAAP financial measure pursuant to Regulation G.  The Company computes Book Value Per Share by dividing total stockholders’ equity by the total number of shares outstanding of the Company’s Class A Common Stock.  At December 31, 2007, the Company’s consolidated stockholders’ equity was $22.9 million and the Company had $36.1 million in cash and cash equivalents, including $8.8 million in restricted cash.

Details of Fourth Quarter 2007 Results of Operations
The Company’s fourth quarter income from continuing operations was composed of net interest expense of $1.0 million, a realized gain on the sale of mortgage-backed securities (“MBS”) of $3.2 million, a net increase in the fair value of MBS of $0.9 million, and $2.2 million in operating, general and administrative expenses, which expenses include $0.5 million in amortization expense associated with phantom shares previously granted as compensation and $0.3 million in audit, legal and other professional fees.  During the fourth quarter, the Company sold MBS with a market value at the time of sale of $0.6 billion, resulting in the realized gain of $3.2 million on the sale of MBS.

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Bimini Capital Reports Fourth Quarter Results
March 13, 2008

REIT Taxable Income
For the twelve month period ended December 31, 2007, the Company estimates its REIT taxable income at negative $7.0 million, resulting in a tax loss carryforward.  REIT taxable income is a term that describes the Company’s operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code.  The Company’s REIT taxable income is computed differently from net income as computed in accordance with generally accepted accounting principles ("GAAP net income"), as reported in the Company’s consolidated financial statements.  Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income and GAAP net income can be substantial and each item can affect several reporting periods.  Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income in the current year may not be a deduction for REIT taxable income until a later year.

In order to maintain its qualification as a REIT, the Company is required (among other provisions) to annually distribute dividends to its stockholders in an amount at least equal to, generally, 90% of the Company’s REIT taxable income.  Additionally, as a REIT, the Company may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year. Accordingly, the Company’s dividends are largely based on REIT taxable income, as determined for federal income tax purposes as opposed to its net income computed in accordance with GAAP (as reported in the Company’s consolidated financial statements), and are paid if, when and as declared by the Company’s Board of Directors.

Management Commentary
Commenting on the Company’s fourth quarter results, Jeffrey J. Zimmer, Chairman, President and Chief Executive Officer, said, “Without question, 2007 was the most challenging year in our short operating history.  Having taken punches squarely on the chin in the first half of the year, we kept fighting our way through the unprecedented turmoil in the secondary market for mortgage loans and the general upheaval in global credit markets.  The aggressive actions we took in early 2007 allowed us to survive the widespread dislocations in the global credit markets and, although we are not pleased with our 2007 operating performance, we are proud of the tireless efforts of our employees that were instrumental in keeping us from being knocked out of the fight.  Today, we still have our fighting legs beneath us and, as I stated the last two quarters, we remain optimistic about our future prospects.”

Mr. Zimmer continued, “As an investor in mortgage backed securities, we are positioned to capitalize on today’s lower funding rates.  Since the end of the year, short-term funding rates have declined markedly and this has increased net interest margin investment opportunities. Further, as has always been the case, our REIT MBS portfolio continues to be 100% invested in Fannie Mae, Freddie Mac and Ginnie Mae agency securities.  Finally, because we own various interest-rate-sensitive assets, we stand to benefit further from any additional monetary policy easing by the Federal Reserve and, as again illustrated by our fourth quarter results, we expect to no longer incur the substantial operating losses experienced in the first half of 2007 that were attributable to the discontinued mortgage loan origination business.”

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Bimini Capital Reports Fourth Quarter Results
March 13, 2008

The Company has scheduled an online Web simulcast and conference call to discuss these announcements that will begin at 8:45 a.m. E.T. tomorrow, Friday, March 14, 2008.  An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 48 hours.  A link to these events will be available at the Company's website www.biminicapital.com.  Those persons without Internet access may listen to the live call by dialing (800) 218-8862 or (303) 262-2131, confirmation code: 11110693.

About Bimini Capital Management
Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae).  Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q.  Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Contact:         Robert E. Cauley
Chief Financial Officer
(772) 231-1400
HUwww.biminicapital.comU
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